UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CBL & ASSOCIATES PROPERTIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2017

The following information supplements and amends the proxy statement (the “2017 Proxy Statement”) of CBL & Associates Properties, Inc. (the “Company”), first made available to our stockholders on March 28, 2017, in connection with the solicitation of proxies by our board of directors for the 2017 Annual Meeting of Stockholders to be held on Monday, May 8, 2017, at 4:00 p.m. (EDT) at Embassy Suites, 2321 Lifestyle Way, Chattanooga, Tennessee, and for any adjournments or postponements thereof. This supplement to the proxy statement is being filed with the Securities and Exchange Commission on April 10, 2017. All capitalized terms used in this supplement to the 2017 Proxy Statement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the 2017 Proxy Statement. The information contained in this Supplement modifies and supersedes any inconsistent information contained in the 2017 Proxy Statement.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE 2017 PROXY STATEMENT.

Except as supplemented or amended by the information contained in this Supplement, all information set forth in the 2017 Proxy Statement remains unchanged. We urge you to read this Supplement carefully and in its entirety together with the 2017 Proxy Statement. This Supplement will also be made available through the “Investing” section of our Company website at cblproperties.com and with our current proxy materials at www.proxyvote.com.

This supplemental disclosure is being provided to our stockholders to clarify that the 200,000 share per person annual grant limit in the 2012 Stock Incentive Plan is applicable to the LTIP awards granted in February 2016 to each of Stephen D. Lebovitz and Charles B. Lebovitz, and in February 2017 to Stephen D. Lebovitz. The terms of the related Performance Stock Unit Award Agreements provide that, in the event of any conflict or inconsistency between the terms and provisions of such agreements and those of the 2012 Stock Incentive Plan, the terms of the plan shall govern and control. Accordingly, the terms of these agreements effectively limit the total amount of common stock that may be issued pursuant to both the performance-based and time-based vesting components of the LTIP awards made to an individual Named Executive Officer in any given year, to 200,000 shares.

However, notwithstanding this clarification of the limitation in calculating the maximum value of the 2016 and 2017 LTIP awards, the Compensation Committee continues to believe that the original targeted values serve the best interests of the Company and its stockholders by making a significant portion of the compensation of the Company’s two most senior officers dependent on long-term total stockholder return relative to our peers - thereby aligning their interests with those of our stockholders.

The following disclosures amend the previous disclosures with respect to the compensation of each of Stephen D. Lebovitz and Charles B. Lebovitz contained in the 2017 Proxy Statement, to the extent that such disclosures were affected by the limitation described above. In each case the amendments to such disclosures are indicated in bold face.

Revised Disclosures in Compensation Discussion and Analysis

Long Term Incentive Program for Named Executive Officers

* * *
The target values of the total LTIP awards granted to each Named Executive Officer for 2015 and 2016 are shown below. This includes (i) the target value of the performance-based awards for each of the 2015-2017 and 2016-2018 performance periods and (ii) the target value that was utilized for the time-vested awards for the 2015 and 2016 performance periods, which the Compensation Committee considered along with its subjective evaluation of Company performance to determine the number of shares actually issued at the payout of such awards in February 2016 and February 2017.

Named Executive Officer	Year of Grant/ Base Year for LTIP Performance Period	Target Value of Long Term Incentive Award ($)	Target Value of Performance Based Award ($)(1)	Target Value of Time-Vested Award ($)(2)
Stephen D. Lebovitz, President and Chief Executive Officer	2016	1,750,000	1,137,500	612,500
	2015	1,750,000	1,137,500	612,500
Charles B. Lebovitz, Executive Chairman of the Board	2016	1,250,000	750,000	500,000
	2015	1,250,000	750,000	500,000

(1)
The number of Performance Stock Units granted in relation to the target value of the performance based award is determined by dividing such value by the average of the high and low prices reported for the Company’s Common Stock on the NYSE on the initial date of grant. For 2015 awards, the number of Performance Stock Units issued was determined by dividing the Target Value of the Performance Based LTIP Award by $20.10, the average of the high and low prices reported for the Company’s Common Stock on the NYSE on March 24, 2015. For 2016 awards, the number of Performance Stock Units issued was determined by dividing the Target Value of the Performance Based LTIP Award by $9.85, the average of the high and low prices reported for the Company’s Common Stock on the NYSE on February 10, 2016. Due to the 200,000 share per person annual grant limit in the 2012 Stock Incentive Plan, the maximum amount of common stock that may be awarded to Stephen D. Lebovitz based on the Performance Stock Units he was granted in 2016 is 137,817 shares (valued at $1,357,497, as opposed to the theoretical maximum of up to 200% of the original Target value), and the maximum amount of common stock that may be awarded to Charles B. Lebovitz based on the Performance Stock Units he was granted in 2016 is 149,238 shares (valued at $1,469,994, as opposed to the theoretical maximum of up to 200% of the original Target value), in each case based on the $9.85 average of the high and low prices reported for the Company’s Common Stock on the NYSE on February 10, 2016 grant date.

2017 Named Executive Officer Compensation Actions

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2017 LTIP Award Target Values for Named Executive Officers

The target values of the total LTIP awards granted to each Named Executive Officer for 2017 are shown below. This includes (i) the target value of the performance-based awards for the 2017-2019 performance period and (ii) the target value of the time-vested awards for the 2017 performance period that may be granted in February 2018.

Named Executive Officer	Year of Grant/ Base Year for LTIP Performance Period	Target Value of Long Term Incentive Award ($)	Target Value of Performance Based Award ($)(1)	Target Value of Time-Vested Award ($)(2)
Stephen D. Lebovitz, President and Chief Executive Officer	2017	1,890,000	1,228,500	661,500

(1)
The number of Performance Stock Units granted in relation to the target value of the performance based award is determined by dividing such value by the average of the high and low prices reported for the Company’s Common Stock on the NYSE on the initial date of grant. For 2017 awards, the number of Performance Stock Units issued was determined by dividing the Target Value of the Performance Based LTIP Award by $10.675, the average of the high and low prices reported for the Company’s Common Stock on the NYSE on February 7, 2017. Due to the 200,000 share per person annual grant limit in the 2012 Stock Incentive Plan, the maximum amount of common stock that may be awarded to Stephen D. Lebovitz based on the Performance Stock Units he was granted in 2017 is 142,623 shares (valued at $1,522,501, as opposed to the theoretical maximum of up to 200% of the original Target value), based on the $10.675 average of the high and low prices reported for the Company’s Common Stock on the NYSE on February 7, 2017 grant date.

Revisions to Executive Compensation Disclosure Tables

Summary Compensation Table

The following table sets forth information regarding the compensation of the Company’s Named Executive Officers (as determined pursuant to SEC rules) for the Company’s fiscal years ended December 31, 2014, 2015 and 2016:

Summary Compensation Table (1)
Name and Principal Position(2)	Year	Salary($) (4)	Bonus($) (5)	Stock Award(s) ($) (6)	Non-equity Incentive Plan Compensation ($) (7)	All Other Compensation ($) (8)	Total Compensation ($)
Stephen D. Lebovitz, Director, President and Chief Executive Officer	2016	700,000	241,500	1,046,715	806,969	403,512	3,198,696
	2015	700,000	229,688	1,718,571	677,031	423,460	3,748,750
	2014	573,682	1,125,000	594,300	—	471,470	2,764,452
Charles B. Lebovitz, Chairman of the Board	2016	675,000	270,000	876,147	592,875	6,625	2,420,647
	2015	675,000	270,000	1,195,291	497,411	6,625	2,644,327
	2014	647,805	792,000	466,950	—	6,500	1,913,255

____________________

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(6)
We report all equity awards at their full grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718. For awards of restricted Common Stock under our prior NEO incentive program, as well as the time-vested component of Common Stock awards under the Company’s current LTIP, such value is calculated based on the NYSE market price for shares of our Common Stock subject to the award on the grant date for the award. For Performance Stock Units (PSUs) awarded under the Company’s current LTIP, the fair value was estimated on the date of grant using a Monte Carlo Simulation model. Such valuation consisted of computing the fair value using the Company’s simulated stock price as well as TSR over the performance period (i) from January 1, 2015 through December 31, 2017, for awards made in 2015 and (ii) from January 1, 2016 through December 31, 2018, for awards made in 2016. The award is modeled as a contingent claim in that the expected return on the underlying shares is risk-free and the rate of discounting the payoff of the award is also risk-free. For the initial PSUs granted in March 24, 2015, this resulted in a grant-date fair value of $15.52 per PSU. For the PSUs granted on February 10, 2016, this resulted in a grant-date fair value of $3.76 per PSU for Stephen D. Lebovitz, $4.94 per PSU for Charles B. Lebovitz and $4.98 per PSU for each of Farzana Khaleel, Augustus N. Stephas and Michael I. Lebovitz. Generally, the aggregate grant date fair value represents the amount that the Company expects to expense in its financial statements over the award’s vesting schedule and does not correspond to the actual value that will be realized by each Named Executive Officer. For additional information, refer to Note 16 - Share-Based Compensation in the Company’s audited financial statements contained in the Annual Report to Shareholders that accompanies this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC.

2016 Grants of Plan-Based Awards

Name of Executive	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	High (#)	Maximum (#)
Stephen D. Lebovitz	2/10/2016	306,250	612,500	918,750	57,741	115,482	137,817	137,817	62,183	612,503
Charles B. Lebovitz	2/10/2016	225,000	450,000	675,000	38,071	76,142	114,213	149,238	50,762	500,006
____________________

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(2)
These columns represent the potential number of shares to be earned by each Named Executive Officer if the threshold, target, high or maximum goals are satisfied with respect to the Performance Stock Units granted in 2016 under the LTIP. The actual number of shares of Common Stock issued pursuant to these Performance Stock Units will be determined as of December 31, 2018 based on the Company’s relative TSR performance over the 2016-2018 performance period, and will vest 60% at such time, with the remaining 40% of such shares vesting 20% on each of December 31, 2019 and December 31, 2020, all as described above in the “Compensation Discussion and Analysis” section. Due to the 200,000 share per person annual grant limit in the 2012 Stock Incentive Plan, the maximum amount of common stock that may be awarded to Stephen D. Lebovitz based on the Performance Stock Units he was granted in 2016 is 137,817 shares (as opposed to a theoretical payout of 173,223 shares if the “High” level of performance were achieved, or a theoretical payout of 230,964 shares if the “Maximum” level of performance were achieved), and the maximum amount of common stock that may be awarded to Charles B. Lebovitz based on the Performance Stock Units he was granted in 2016 is 149,238 shares (as opposed to a theoretical payout of 152,284 shares if the “Maximum” level of performance were achieved).

* * *

2016 Outstanding Equity Awards at Fiscal Year-End

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Stephen D. Lebovitz	179,613 (2)	2,065,550	166,113	1,910,300
____________________

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(7)
Assumes performance at the Threshold level for Performance Stock Units issued under the LTIP for the 2015-2017 and at the High level for the 2016-2018 performance periods. Due to the 200,000 share per person annual grant limit in the 2012 Stock Incentive Plan, the maximum amount of common stock that may be awarded to Stephen D. Lebovitz at the High level for the 2016-2018 performance period is 137,817 shares.

Your vote is important. To vote your shares by proxy you may do any of the following:

1.	Vote at the Internet site address listed on the proxy card;

2.	Call the toll-free number listed on the proxy card; or

3.
If you elected to receive a paper copy, sign, date and return in the envelope provided the proxy card enclosed with your proxy statement. If you choose the third option, please do so promptly to ensure your proxy arrives in sufficient time.

Our Board of Directors recommends that stockholders approve all of the proposals described in the 2017 Proxy Statement at our Annual Meeting.